Exhibit 5.1

WALLER LANSDEN DORTCH & DAVIS, LLP Nashville City Center 511 Union Street, Suite 2700 Nashville, Tennessee 37219-8966 (615) 244-6380 Fax: (615) 244-6804 www.wallerlaw.com	1901 SIXTH AVENUE NORTH, SUITE 1400 BIRMINGHAM, ALABAMA 35203-2623 (205) 214-6380

February 19, 2010

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311

Re: Registration Statement on Form S-3 (No. 333-156459)

Ladies and Gentlemen:

We have acted as counsel to Capstone Turbine Corporation, a Delaware corporation (the “Company”), in connection with the public offering by the Company of 43,809,524 shares of the Company’s common stock, $0.001 par value per share (the “Securities”). The Securities have been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-156459) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, dated as of February 4, 2009 (the “Prospectus”), and a prospectus supplement, dated as of February 19, 2010 (the “Prospectus Supplement”). The Securities are to be issued pursuant to the Underwriting Agreement, dated as of February 19, 2010 (the “Underwriting Agreement”), with Lazard Capital Markets LLC as the sole underwriter.

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Securities, when issued and delivered in the manner and on the terms described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP